                                                                     EXHIBIT 3.2


    For Ministry Use Only                           Ontario Corporation Number
A l'usage exclusif du ministere                  Numero de la societe en Ontario

                                                             1079808
                                                 -------------------------------

[SEAL]   Ministry of             Ministere de
         Consumer and            la Consommation
Ontario  Commercial Relations    et du Commerce
CERTIFICATE                      CERTIFICAT
This is to certify that those    Ceci certifie que les presents
articles are effective on        status entrent en vigueur le

                     JULY 15 JUILLET, 1999
--------------------------------------------------------------

                       /s/ [ILLEGIBLE]
                     Director/Directeur
  Business Corporations Act/Loi sur les societes par actions

--------------------------------------------------------------------------------

                                       ARTICLES OF AMENDMENT
   Form 3                             STATUTS DE MODIFICATION
  Business
Corporations   1. the name of the corporation is:  Denomination sociale de la
     Act                                           societe:
               -----------------------------------------------------------------
   Formule     VISIBLE GENETICS INC.
  numero 3     -----------------------------------------------------------------
 loi sur les
societes par   -----------------------------------------------------------------
   actions
               -----------------------------------------------------------------

               -----------------------------------------------------------------

               2. The name of the corporation      Nouvelle denomination sociale
                  is changed to (if applicable):   de la societe (s'il y a
                                                   lieu):
               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               3. Date of incorporation/           Date de la constitution ou de
                  amalgamation:                    la fusion:

                                        1st May, 1994
               -----------------------------------------------------------------
                                     (Day, Month, Year)
                                     (jour, mois, annee)

               4. The articles of the corporation  Les statuts de la societe
                  are amended as follows:          sont modifies de la facon
                                                   suivante.

                  NOW THEREFORE BE IT RESOLVED AS FOLLOWS:

                  (A) That, pursuant to authority conferred upon the Board of
                      Directors by the Restated Articles of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of 33,950 Series A Convertible Preferred Shares of the Corporation, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, as follows:

                  1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series A Convertible Preferred Shares" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 33,950.

   Document
   prepared
  using Fast
 Company, by
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Software Ltd.,
   Toronto,
   Ontario
(416) 322-6111

                                                                       Page 1(a)


2. DIVIDENDS

(a) The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, preferential cumulative dividends payable in U.S. dollars at the rate per annum per share of nine percent (9.0%) of the Series A Liquidation Value (as hereinafter defined) until July 15, 2002 and thereafter at the rate per annum per share of four percent (4.0%) of the Series A Liquidation Value, not more. Such dividends shall be fully paid before any dividends shall be set apart for or paid upon the Common Shares (herein the "Common Stock")) or any other shares ranking as to dividends junior to the Series A Preferred Stock (such Common Stock and other shares being referred to hereinafter collectively as "Junior Stock") in any year.

(b) Dividends on the Series A Preferred Stock shall accrue quarterly on July 15, October 15, January 15 and April 15, beginning October 15, 1999, and shall accumulate from the date of issuance of the Series A Preferred Stock, whether or not earned or declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock and any sums in any later years shall be paid to the holders of the Series A Preferred Stock with respect to any prior year or years when dividends were not paid.

(c) Dividends on the Series A Preferred Stock shall accrue from the date of issuance of such shares but shall not be paid prior to July 15, 2002. Subsequent to such date, dividends on the Series A Preferred Stock, including amounts previously accrued but unpaid, shall be paid only when and as declared by the Board of Directors, provided, that the Board shall furnish the holders of the Series A Preferred Stock at least thirty (30) days advance notice of any such payment date in order to permit the holders to elect to convert their shares of Series A Preferred Stock prior to such payment date.

(d) So long as any of the Series A Preferred Stock remains outstanding, in no event shall any dividend whatsoever, whether in cash or other property (other than in shares of Junior Stock), be paid or declared or any distribution be made on the Junior Stock, nor shall any shares of the Junior Stock be purchased, retired or otherwise acquired for a consideration by the Corporation (i) unless the full dividends of the Series A Preferred Stock for all past dividend periods from the date on which they became cumulative shall have been declared and paid; and (ii) unless, if at any time the Corporation is obligated to retire shares of the Series A Preferred Stock pursuant to the mandatory redemption requirement set forth in Section 8 hereof, all arrears, if any, in respect of the retirement of the Series A Preferred Stock shall have been made good. Notwithstanding the provisions of this Section 1(d), without declaring or paying dividends on the Series A Preferred Stock, the Corporation may, subject to applicable law, repurchase or redeem shares of capital stock of the

                                                                       Page 1(b)


      Corporation from current or former officers, directors, employees or consultants of the Corporation pursuant to the terms of restricted stock agreements or similar agreements in effect on the date hereof (or restricted stock agreements entered into after the date hereof containing substantially similar repurchase or redemption terms as the restricted stock agreements or similar agreements in effect on the date hereof, provided such restricted stock agreements have been approved by the Board of Directors of the Corporation), provided that the terms of such agreements provide for a repurchase or redemption price not in excess of the price per share paid by such employee for such share. Subject to the foregoing provisions and not otherwise, and subject to the provisions of
      Section 4(d)(i) hereof, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Junior Stock from time to time out of the remaining funds of the Corporation legally available therefor, and the Series A Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.

3. LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) In the event of any liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, whether voluntary or involuntary, then before any distribution or payment shall be made to the holders of the Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount per share of Series A Preferred Stock, equal to One Thousand U.S. Dollars (U.S.$1,000) plus all accrued or declared and unpaid dividends on the Series A Preferred Stock, (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), for each share of Series A Preferred Stock held by them (the "Series A Liquidation Value").

(b) After the payment of the full Series A Liquidation Value to the holders of the Series A Preferred Stock set forth in Section 3(a) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed to the holders of the Junior Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(c) If, upon any liquidation, distribution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred Stock, then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(d) The merger or consolidation of the Corporation into or with another company, or the merger or consolidation of any other company into or with the Corporation, in each case in which the holders of the Common Stock and Series A Preferred Stock and any other voting capital

                                                                       Page 1(c)


      shares of the Corporation prior to such consolidation or merger do not hold at least 51% of the combined voting power of the surviving person in such merger or consolidation, or the sale, conveyance or lease of all or substantially all the assets of the Corporation to a person, other than a company 51% or more of the voting power of which is owned by the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

4. VOTING

(a) Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration other than the election of directors (as to which the Series A Preferred Stock shall have rights voting separately as a class as set out in paragraphs (b) and (c) below). Except as provided by law, by the provisions of paragraphs (b), (c) and (d) below or by the provisions establishing any other series of Preferred Shares, holders of Series A Preferred Stock and of any other outstanding Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b) For so long as the total number of shares of Common Stock issuable on conversion of the Series A Preferred Stock in accordance with the provisions hereof equals at least 5% of the then outstanding shares of Common Stock of the Corporation, the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect one director (herein referred to as the "Series A Director"). The Series A Director shall be elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock, either at meetings of stockholders at which directors are elected, a special meeting of holders of Series A Preferred Stock or by written consent without a meeting in accordance with the Ontario Business Corporation Act. Each Series A Director so elected shall serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of a Series A Director may be filled only by the holders of the Series A Preferred Stock. Each Series A Director may, during his term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series A Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Series A Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such consent. At such time as the holders of Series A Preferred Stock shall no longer be eligible to elect a Series A Director, the term of the Series A Director then serving shall immediately and automatically terminate without any action by the Board of Directors, the Series A Director or any other Person.

                                                                       Page 1(d)


(c) In the event (each a "Default") that the Corporation shall be in arrears in the mandatory redemption of Series A Preferred Stock as called for in paragraph 8(b) below, then upon written notice to the Corporation given at any time during the pendency of such a Default by the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, the holders of the Series A Preferred Stock shall as a class become entitled to special voting rights (the "Special Voting Rights"). The Special Voting Rights of the holders of the Series A Preferred Stock shall continue until the Default giving rise to such Special Voting Rights shall have been cured in full, whereupon all Special Voting Rights of the holders of the Series A Preferred Stock shall cease, subject to being again revived from time to time upon the recurrence or occurrence of a Default. Failure by the holders of the Series A Preferred Stock to exercise their Special Voting Rights promptly upon the occurrence of a given Default shall not be deemed to be a waiver of such rights, such rights being exercisable at any time that a Default shall have occurred and be continuing.

      For purposes of this Section 4(c), the term "Special Voting Rights" shall mean the right to elect, upon the occurrence and during the continuance of a Default as provided in the foregoing paragraph, that number of additional directors (the "Default Directors") that, when added to the Series A Director will constitute one more than half of the Board of Directors of the Corporation as it will be constituted following the election of such Default Directors.

      Immediately upon the accrual of the Special Voting Rights of the holders of Series A Preferred Stock, the number of directors of the Corporation shall automatically be increased by the requisite number of Default Directors and each of the Default Directors shall be elected only by vote of the holders of Series A Preferred Stock, voting as a class. The holders of the Series A Preferred Stock may at their option at any time, upon the occurrence and during the continuance of a Default, exercise the Special Voting Rights to elect each of the Default Directors either at a special meeting of holders of Series A Preferred Stock or by written consent without a meeting in accordance with the Ontario Business Corporation Act. Each Default Director shall serve for a term of one year and until his successor is elected and qualified, or until the earlier termination of the Special Voting Rights of the holders of the Series A Preferred Stock. Upon the election of the Default Directors, then so long as the holders of the Series A Preferred Stock are entitled to the Special Voting Rights, the presence of a majority of the directors shall be required for there to be a quorum at all meetings of the Board of Directors of the Corporation, and of the Executive Committee of the Corporation if there be such a committee. So long as the holders of the Series A Preferred Stock are entitled to the Special Voting Rights, any vacancy in the position of a Default Director may be filled only by the holders of the Series A Preferred Stock. Each Default Director may, during his term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of the Series A Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock. Any vacancy created by

                                                                       Page 1(e)


      such removal may also be filled at such meeting or by such consent. Upon the termination of the Special Voting Rights of the holders of the Series A Preferred Stock, the terms of office of the Default Directors shall forthwith automatically terminate without any action of the Board of Directors, the Default Directors, the holders of the Series A Preferred Stock or any other Person and the number of directors of the Corporation shall thereupon be automatically appropriately decreased.

(d) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred
      Stock:

      (i) authorize or effect the incurrence, creation or assumption, or suffer the existence of any indebtedness of the Company or any subsidiary for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business or liabilities created as a result of the endorsement of negotiable instruments for deposit or collection in the ordinary course of business), any other indebtedness of the Company or any subsidiary which is evidenced by a note, bond, debenture or similar debt instrument, and capitalized lease obligations of the Company or any subsidiary in an aggregate amount at any time outstanding in excess of U.S. $15,000,000; or

      (ii) authorize any additional shares of Series A Preferred Stock or amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect materially and adversely the Series A Preferred Stock. For the purpose of this
            Section 4(d)(ii), the authorization or issuance of any other series of Preferred Shares with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect materially and adversely the Series A Preferred Stock.

5. OPTIONAL CONVERSION - Each share of Series A Preferred Stock may be converted at any time, at the option of the holder thereof, into the number of fully-paid and nonassessable shares of Common Stock obtained by dividing the then Series A Liquidation Value by the Conversion Price then in effect, provided, however, that on any redemption of any Series A Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day immediately preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

(a) The initial conversion price shall be U.S.$11.00 per share of the Corporation's Common Stock (the "Initial Conversion Price"). The Initial Conversion Price and the applicable conversion price from time to time in effect (both the "Conversion Price") are subject to adjustment as hereinafter provided.

                                                                      Page 1 (f)


(b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series A Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Series A Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed
      (i) if the Common Stock is listed on any national securities exchange or quoted on NASDAQ, on the basis of the last sales price of the Common Stock on such exchange or NASDAQ (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if no last sales prices are then being quoted for the Common Stock, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by Nasdaq, or its successor, or (iii) if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors of the Corporation.

(c) Whenever the Conversion Price shall be adjusted as provided in Section 6 hereof, the Corporation shall forthwith file at the principal office of the transfer agent for the Series A Preferred Stock (or if no transfer agent shall at the time be appointed, then the Corporation at its principal office), a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series A Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 6(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 6(g) hereof.

(d) in order to exercise the conversion privilege, the holder of any Series A Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Series A Preferred Stock (or if no transfer agent shall at the time be appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series A Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series A Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for

                                                                       Page 1(g)


      Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(e) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

(f) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

6. ANTI-DILUTION PROVISIONS

(a) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 6(a). At any given time the Conversion Price, whether as the Initial Conversion Price (U.S.$l1.00 per share) or as last adjusted, shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of the Corporation's Common Stock upon conversion of shares of Series A Preferred Stock. For purposes of this Section 6, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Corporation's Common Stock outstanding at such time, (y) the number of shares of the Corporation's Common Stock issuable upon the exercise or conversion of any then outstanding options, warrants or other convertible securities (including the Series A Preferred Stock) and (z), without duplication, the number of shares of the Corporation's Common Stock deemed to be outstanding under subparagraphs 6(b)(1) to (9), inclusive, at such time.

(b) Except as provided in paragraph 6(c) or 6(f) below, if and whenever on or after the date of initial issuance of the Series A Preferred Stock (the "Initial Issuance Date"), the Corporation shall issue or sell, or shall in accordance with subparagraphs 6(b)(1) to (9), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share

                                                                      Page 1 (h)


      less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs (1) to (9) of this paragraph 6(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

      (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

      (ii) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus
            (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with subparagraphs 6(b)(1) to (9)) in connection with the Triggering Transaction.

      For purposes of determining the adjusted Conversion Price under this paragraph 6(b), the following subsections (1) to (9), inclusive, shall be applicable, and the outstanding shares of Series A Preferred Stock shall be deemed converted for all purposes and computations under this Section 6(b) and the then current Conversion Price shall be deemed the Conversion Price per share:

      (1) In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of

                                                                       Page 1(i)


            granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options or upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities, except as otherwise provided in subparagraph
            (3) below.

      (2) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. Except as otherwise provided in subparagraph (3) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this
            Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

      (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 6(b) or 6(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion

                                                                      Page 1 (j)


            rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be adjusted at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid.

      (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued and the Common Stock issuable thereunder shall no longer be deemed outstanding.

      (5) In case any rights, Options or Convertible Securities shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such rights, Options or Convertible Securities by the parties thereto, such rights, Options or Convertible Securities shall be deemed to have been issued without consideration.

      (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, before deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith and in the reasonable exercise of business judgement by the Board of Directors of the Corporation. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined in good

                                                                       Page 1(k)


            faith and in the reasonable exercise of business judgement by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation as such Board shall determine in good faith and in the reasonable exercise of business judgement, to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be.

      (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this section 6(b).

      (8) In case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

      (9) For purposes of this section 6(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or
            (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

      Upon each adjustment of the Conversion Price resulting from any Common Stock issued, issuable or deemed outstanding under subparagraphs (1) to (9) above, the registered holder of shares of Series A Preferred Stock shall thereafter be entitled to acquire upon conversion of each share of Series A Preferred Stock, at the Conversion Price resulting from such adjustment, the number of shares of the Corporation's Common Stock determined by dividing the then current Series A Liquidation Value by the Conversion Price resulting from such adjustment.

(c) In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any Series A Preferred Stock, the Corporation shall pay to the person converting such Series A Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have

                                                                       Page 1(l)


      been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this paragraph 6(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

(d) In case the Corporation shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a Common Stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Conversion Price in effect immediately prior to such subdivision or dividend). In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares issuable upon conversion of the Series A Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Conversion Price in effect immediately prior to such combination).

(e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred Stock shall have the right to acquire and receive upon conversion of the Series A Preferred Stock, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Stock as would have been received upon conversion of the Series A Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series A Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any

                                                                       Page 1(m)


      Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Series A Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon the conversion of the Series A Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof, the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

(f) The provisions of this Section 6 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs 6(b)(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan, arrangement or agreement for the benefit of officers, employees, directors, contractors or consultants of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation, (ii) pursuant to options, warrants and conversion rights in existence on the initial Issuance Date (provided that the terms of such instruments are not modified after the Initial Issuance Date), (iii) to Dr. Thomas Merigan in connection with the letter of understanding previously entered into by the Company with Dr. Merigan, or (iv) on conversion of the Series A Preferred Stock or upon exercise or exchange of the Common Share Purchase Warrants being issued on the Initial Issuance Date.

(g)   In the event that:

      (1) the Corporation shall declare any cash dividend upon its Common Stock, or

      (2) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

      (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

      (4) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

      (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

      then, in connection with such event, the Corporation shall give to the holders of the Series A Preferred Stock:

                                                                       Page 1(n)


      (i) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger. sale, dissolution, liquidation or winding up; and

      (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series A Preferred Stock at the address of each such holder as shown on the books of the Corporation.

(h) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 6(b) hereof, then each holder of Series A Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 6(g)) and upon the terms applicable to such Purchase Rights either:

      (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series A Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series A Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series A Preferred Stock specifically to request delivery of such rights; or

      (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                                                                      Page 1 (o)


(i) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 6 except in the case of a combination of shares of a type contemplated in paragraph 6(d) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 6(d).

7. MANDATORY CONVERSION

(a) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Price for such shares (i) upon the vote to so convert of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding or
      (ii) once at least a majority of the shares of Series A Preferred Stock issued on the original date of issuance of the Series A Preferred Stock shall have been converted into Common Stock.

(b) All holders of record of shares of Series A Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series A Preferred Stock pursuant to this Section 7. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of Series A Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Series A Preferred Stock shall surrender his or its certificates or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 7. On the date fixed for conversion, all rights with respect to the Series A Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof

                                                                       Page 1(p)


      to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph
      (b) of Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

8. REDEMPTION

(a) The Corporation, at its option, may redeem (to the extent that such redemption shall not violate any applicable provisions of the Ontario Business Corporation Act) all, but not less than all, of the shares of Series A Preferred Stock at a price equal to the then Series A Liquidation Value (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) (such price is hereinafter referred to as the "Redemption Price"), at any time after the third anniversary of the Initial Issuance Date (any such date of redemption is hereafter referred to as an "Optional Redemption Date"), provided, that prior to July 15, 2006, no shares of Series A Preferred Stock may be so called for redemption unless the closing price per share of Common Stock for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending within ten (10) business days of the date on which notice of such redemption is given to the holders of the Series A Preferred Stock, shall have been at least 150% of the Conversion Price in effect on such date. For purposes of the foregoing calculation, "closing price" shall mean for any given date: (i) if the Common Stock is listed on any national securities exchange or quoted on NASDAQ, on the basis of the last sales price of the Common Stock on such exchange or NASDAQ (or the quoted closing bid price if there shall have been no sales) on such date, or (ii) if no last sales prices are then being quoted for the Common Stock, on the basis of the mean between the closing bid and asked prices for the Common Stock on such date as reported by Nasdaq, or its successor, or (iii) if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors of the Corporation.

(b) The Corporation shall redeem the Series A Preferred Stock (to the extent that such redemption shall not violate any applicable provisions of the Ontario Business Corporation Act) at a price equal to the Redemption Price as follows: (i) on July 15, 2006, the Corporation shall redeem the number of shares of Series A Preferred Stock equal to thirty-three percent (33%) of the shares of Series A Preferred Stock outstanding on such date, (ii) on the July 15, 2007, the Corporation shall redeem the number of shares of Series A Preferred Stock equal to fifty percent (50%) of the shares of Series A Preferred Stock outstanding on such date, and (iii) on July 15, 2008, the Corporation shall redeem all shares of Series A Preferred Stock which remain outstanding as of such date (each of the above dates hereinafter referred to as a "Mandatory Redemption Date" and, together with an

                                                                       Page 1(q)


      Optional Redemption Date a "Redemption Date"). If the Corporation is unable at any Mandatory Redemption Date to redeem any shares of Preferred Stock then to be redeemed because such redemption would violate the applicable provisions of the Ontario Business Corporation Act, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

(c) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A Preferred Stock held on the date of notice of redemption).

(d) At least thirty (30) days prior to each Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and the date on which such holder's conversion rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to each Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(e) Except as provided in paragraphs (a) and (b) above, the Corporation shall have no right to redeem the shares of Series A Preferred Stock other than with the consent of the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock. Any shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

                                                                       Page 1(r)

(B) That any one of the Directors of the Corporation be and he is hereby authorized for and on behalf of the Corporation to execute and deliver the said Articles of Amendment and all such other documents and instruments to do such acts and things as may be requisite to give full effect to this resolution.

               5. The amendment has been duly      La modification a ete dument
                  authorized as required by        autorisee conformement aux
                  Sections 168 & 170 (as           articles 168 et 170 (selon le
                  applicable) of the Business      cas) de la Loi sur les
                  Corporations Act.                societes par actions.

               6. The resolution authorizing the   Les actionnaires ou les
                  amendment was approved by the    administrateurs (selon le
                  shareholders/directors (as       cas) de la societe ont
                  applicable) of the corporation   approuve la resolution
                  on                               autorisant la modification le

                                      14 - July - 1999
               -----------------------------------------------------------------
                                     (Day, Month, Year)
                                     (jour, mois, annee)

               These articles are signed in        Les presents statuts sont
               duplicate.                          signes en double exemplaire.

                                                   VISIBLE GENETICS INC.
                                            ------------------------------------
                                                   (Name of Corporation)
                                            (Denomination sociale de la societe)

   Document
   prepared                      By:/Par: /s/ Samuel Schwartz
  using Fast                              --------------------------------------
 Company, by                               (Signature)   (Description of Office)
  Do Process                               (Signature)         (Fonction)
Software Ltd.,                           Samuel Schwartz        Director
   Toronto,
   Ontario
(416) 322-6111